UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549
FORM 8-K
CURRENT REPORT
Pursuant to Section 13 or 15(d) of the
Securities Exchange Act of 1934
Date of report (Date of earliest event reported):
September 11, 2012
Steadfast Income REIT, Inc.
(Exact Name of Registrant as Specified in Charter)

Maryland	000-54674	27-0351641
(State or Other Jurisdiction	(Commission File Number)	(IRS Employer
of Incorporation)		Identification No.)
18100 Von Karman Avenue, Suite 500
Irvine, California 92612
(Address of Principal Executive Offices, including Zip Code)
Registrant's telephone number, including area code: (949) 852-0700
Not applicable
(Former Name or Former Address, if Changed Since Last Report)
     Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions ( see General Instruction A.2.):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 8.01	Other Events.
Acquisition of Hilliard Park Property
On September 11, 2012 (the “Closing Date”), Steadfast Income REIT, Inc. (the “Company”), through SIR Hilliard Park, LLC (“SIR Hilliard Park”), a wholly-owned subsidiary of Steadfast Income REIT Operating Partnership, L.P., the Company’s operating partnership, acquired 100% of the membership interests (the “Membership Interests”) in Hilliard Park Partners, L.L.C. (the “Hilliard Park Partners”), an Ohio limited liability company, which is the fee simple owner of a 201-unit multifamily residential community located in Columbus, Ohio, commonly known as Hilliard Park Apartments (the “Hilliard Park Property”), from a third party seller. On the Closing Date, Steadfast Asset Holdings, Inc., an affiliate of the Company, assigned to SIR Hilliard Park the Purchase and Sale Agreement and Joint Escrow Instructions, dated August 8, 2012, for the purchase of the Membership Interests in Hilliard Park Partners and all rights pertaining thereto, along with certain related personal and intangible property, including, without limitation, the Hilliard Park Property.
SIR Hilliard Park acquired the Hilliard Park Property through its purchase of the Membership Interests of Hilliard Park Partners for an aggregate purchase price of $19,800,000, exclusive of closing costs. SIR Hilliard Park funded the payment of the purchase price for the Hilliard Park Property with proceeds from the Company’s public offering. The Company intends to obtain mortgage financing on the Hilliard Park Property under normal and customary terms and conditions in the future.
The Hilliard Park Property was built in 2000 and consists of 26 two-story residential buildings situated on a 16.6 acre site. The garden-style property is comprised of 80 two bedroom/two bath units, 92 two bedroom/two and a half bath units and 29 three bedroom/two and a half bath units that average 1,140 square feet with an average monthly rent of $976. Unit amenities at the Hilliard Park Property include oak cabinetry in kitchens and bathrooms, vertical and horizontal blinds, attractive lighting packages, GE/Whirlpool appliances, garbage disposals, washer and dryer hookups, walk-in closets and patio or balcony decks. In addition, select units have full basements, attached garages and vaulted ceilings. Property amenities at the Hilliard Park Property include a park area with gazebo, a playground, a golf putting green, basketball court and central mail center. As of September 10, 2012, the Hilliard Park Property was approximately 97% occupied.
An acquisition fee of approximately $398,000 was earned by Steadfast Income Advisor, LLC, the Company’s advisor (the “Advisor”), in connection with the acquisition of the Hilliard Park Property, which acquisition fee is expected to be paid to the Advisor subject to the terms of the Advisory Agreement with the Advisor.
On the Closing Date, Hilliard Park Partners and Steadfast Management Company, Inc. (“Steadfast Management”), an affiliate of the Company, entered into a Property Management Agreement pursuant to which Steadfast Management will serve as the exclusive leasing agent and manager of the Hilliard Park Property.

SIGNATURES
Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

STEADFAST INCOME REIT, INC.

Date:	September 17, 2012	By:	/s/ Rodney F. Emery
Rodney F. Emery
Chief Executive Officer and President